Exhibit 10.5

Named Executive Officer Compensation

Effective July 1, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Chesapeake Energy Corporation set the annual base salaries of the named executive officers at $975,000 for Aubrey K. McClendon, $800,000 for Marcus C. Rowland, $800,000 for Steven C. Dixon, $750,000 for Douglas J. Jacobson and $740,000 for J. Mark Lester. In addition, the Committee awarded cash bonuses to the named executive officers, payable on July 13, 2007, of $875,000 for Aubrey K. McClendon, $575,000 for Marcus C. Rowland, $575,000 for Steven C. Dixon, $475,000 for Douglas J. Jacobson and $465,000 for J. Mark Lester.